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                                                                       EXHIBIT 2

                                     BY-LAWS




                                       OF




                   GRADISON-MCDONALD MUNICIPAL CUSTODIAN TRUST



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                   GRADISON-MCDONALD MUNICIPAL CUSTODIAN TRUST
                   -------------------------------------------

                                     BY-LAWS
                                     -------

         These By-Laws are made and adopted pursuant to Section 2.7 of the Declaration of Trust establishing GRADISON-MCDONALD MUNICIPAL CUSTODIAN TRUST dated June 11, 1992, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                    ARTICLE I
                                    ---------

                              Shareholder Meetings
                              --------------------

         Section 1.1. CHAIRMAN. The Chairman shall act as chairman at all meetings of the Shareholders; in his absence, the President shall act as chairman; and in the absence of the Chairman and the President, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

         Section 1.2. PROXIES; Voting. Shareholders may vote either in person or by duly executed proxy and each full and fractional share represented at the meeting shall have one vote or a fractional vote, as the case may be, all as provided in Section 10.4 of the Declaration. Cumulative voting shall be prohibited. No appointment of proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

         Section 1.3. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATES. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or for the purpose of any other action, the Trustees may from time to time close the transfer books or fix a record date in the manner provided in Section 10.3 of the Declaration. If the Trustees do not, prior to any meeting of Shareholders, so fix a record date or close the transfer books, then the date of mailing notice of the meeting shall be the record date. For the purpose of determining the Shareholders who are entitled to participate in any distribution, the Trustees may from time to time close the transfer books or fix a record date in the manner provided in Section 10.3 of the Declaration. If the Trustees do not, in connection with any distribution, so fix a record date or close the transfer books, then the date upon which the distribution is declared shall be the record date.

         Section 1.4. INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present and entitled to vote shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the voting rights with respect to each, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote; shall count and tabulate all votes or consents, determine the results; and shall do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them. If no Inspectors of Election are appointed, the duties set forth in this Section 1.4 shall be discharged by the Secretary of the meeting.

         Section 1.5. RECORDS AT SHAREHOLDER MEETINGS. At each meeting of the Shareholders there shall be open for inspection the minutes of the last previous Annual or Special Meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name of each Shareholder in alphabetical order and the address and number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of an Ohio business corporation or other applicable law including the 1940 Act.

                                   ARTICLE II
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                                    Trustees
                                    --------

         Section 2.1. ORGANIZATIONAL, ANNUAL AND REGULAR MEETINGS. The Trustees shall hold an organizational meeting for the election of officers and the transaction of other business which may come before such meeting as soon as practicable after the formation of the Trust. Thereafter, the Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting and may hold such regular meetings as they deem desirable. The organizational, annual and regular meetings of the Trustees may be held without call or notice at such time and place as the Trustees may provide from time to time.

         Section 2.2. SPECIAL MEETINGS. Special Meetings of the Trustees shall be held upon the call of the Chairman, the President, the Secretary or a majority of the Board of Trustees, at such time, on such day and at such place, as shall be designated in the notice of the meeting.

         Section 2.3. NOTICE. Notice of a regular meeting may, and notice of a special meeting shall, be given by mail or by telegram (which term shall include a cablegram) or delivered personally. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

         Section 2.4. CHAIRMAN; RECORDS. The Chairman shall act as chairman at all meetings of the Trustees; in the absence of the Chairman, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary or other person designated by the chairman of the meeting.

         Section 2.5. EXECUTIVE COMMITTEE. The Trustees may, by resolution adopted by a majority of all of the Trustees, designate an Executive Committee consisting of three or more Trustees at least one of whom shall not be an Interested Person of the Trust or the investment adviser or portfolio manager to the Trust as defined in Section 1.3 of the Declaration. The Trustees, by such affirmative vote, may at any time change the members of and fill vacancies in the Committee. When the Board of Trustees is not in session, the Executive Committee shall have and may exercise any or all of the powers of such Board in the management of the business and affairs of the Trust except (a) as provided by law, (b) the power to increase or decrease the size of or fill vacancies on such Board or in its own membership, and (c) the power to make, alter or amend the By-Laws. The Executive Committee may fix its own rules of procedure and may meet when and as provided by such rules or by resolution of the Trustees but in every case the presence of a majority shall be necessary to constitute a quorum.

         Section 2.6. ADDITIONAL COMMITTEES. The Trustees, by the affirmative vote of a majority of all of the Trustees, may appoint other committees which shall in each case consist of not less than two members and shall have and may exercise such powers as the Trustees may determine in the resolution appointing them. A majority of all members of any such committee may determine its action and fix the time and place of its meetings, unless the Trustees shall otherwise provide. The Trustees shall have the power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

                                   ARTICLE III
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                                    Officers
                                    --------

         Section 3.1. OFFICERS OF THE TRUST. The Officers of the Trust shall consist of a Chairman, a President, a Secretary, a Treasurer and such other officers or assistant officers, including a Vice Chairman and Vice Presidents, as may be elected by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. The Trustees may designate any Vice President as an Executive or Senior Vice President and may designate the order in which the other Vice Presidents may act. The Chairman and the Vice Chairman, if any, shall be Trustees, but no other officer of the Trust need be a Trustee.

         Section 3.2. ELECTION AND TENURE. At the organizational meeting and thereafter at each annual meeting of the Trustees, the Trustees may elect a Vice Chairman, and shall elect a Chairman, a President, a Secretary, a Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualify. The Trustees may fill any vacancy in office or add any additional officers at any time.

         Section 3.3. REMOVAL OF OFFICERS. Any officer may be removed at any time, with or without cause, by action of two-thirds of the Trustees. If the officer in such a case is a Trustee, he shall not participate in such vote or be counted in the determination of whether a two-thirds majority is obtained. This
Section 3.3 shall not prevent the making of a contract of employment



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for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, President or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, President or Secretary, or at such later date agreed to in writing by the recipient of the notice of resignation.

         Section 3.4. BONDS AND SURETY. Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustee may determine.

         Section 3.5. CHAIRMAN, VICE CHAIRMAN, PRESIDENT AND VICE PRESIDENTS. The Chairman shall if present preside at all meetings of the Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees. The Vice Chairman, if any, shall exercise and perform such powers and duties as may be from time to time assigned to him by the Trustees or the Chairman. The Trustees shall designate the Chairman, Vice Chairman, if any, or the President to be the chief executive officer of the Trust and, subject to the control of the Trustees, such chief executive officer shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. Subject to direction of and policies established by the Trustees, the Chairman and the President shall each have power in the name and on behalf of the Trust to execute any and all documents, contracts, agreements and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chairman and the President shall each have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees and of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all documents, contracts, agreements and other instruments in writing, and in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

         Section 3.6. SECRETARY. The Secretary, or any other person designated by the chairman of any meeting, shall keep the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and he (together with any other person so authorized by the Trustees) may affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Trust which would be sealed by an Ohio corporation executing the same or a similar instrument, and may attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in an Ohio corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

         Section 3.7. TREASURER. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to his office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to or to the order of the Trust or any Series of the Trust. He shall deposit all funds of the Trust in such depositories as the Trustees shall designate. He shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which, together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize the Trust's investment adviser or the Trust's transfer agent to maintain bank accounts and deposit and disburse funds of the Trust on behalf of the Trust.

         Section 3.8. OTHER OFFICERS AND DUTIES; DELEGATION. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the chief executive officer. Each officer may delegate to employees and agents such duties and authority as he may deem appropriate.

                                   ARTICLE IV
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                             Investment Restrictions
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         Section 4.1. INVESTMENT RESTRICTIONS OF THE TRUST. The Trust is subject to the restrictions relating to the investment of its assets and its activities which are set forth in the Prospectus and the Statement of Additional Information.

                                    ARTICLE V
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                                  Miscellaneous
                                  -------------

         Section 5.1. DEPOSITORIES. In accordance with Section 7.1 of the Declaration, the funds of the Trust shall be deposited in such depositories as the Trustee shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the Trust's investment adviser) as the Trustees may from time to time authorize.

         Section 5.2. SIGNATURES. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents as provided in these By-Laws or as the Trustees may from time to time by resolution provide.

         Section 5.3. SEAL. The seal of the Trust, if any, may be affixed to any document and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by an Ohio corporation under Ohio law.

         Section 5.4. GENDER. Words denoting the male gender in these By-Laws shall be construed to denote either the male or female gender as appropriate in any particular case.

                                   ARTICLE VI
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                                 Stock Transfers
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         Section 6.1. CERTIFICATES. Certificates representing Shares shall not be issued.

         Section 6.2. TRANSFER AGENTS, REGISTRARS AND THE LIKE. As provided in
Section 6.6 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

         Section 6.3. TRANSFER OF SHARES. The Shares shall be transferable on the books of the Trust only upon delivery to the Trust or a transfer agent of the Trust of proper documentation as provided in Section 6.7 of the Declaration. The Trust, or its transfer agent, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

         Section 6.4. REGISTERED SHAREHOLDERS. The Trust may deem and treat the holder of record of any Share as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

                                   ARTICLE VII
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                              Amendment of By-Laws
                              --------------------

         Section 7.1. AMENDMENT AND REPEAL OF BY-LAWS. In accordance with
Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

         The Declaration establishing Gradison-McDonald Municipal Custodian Trust dated June 11, 1992, 1992, a copy of which, together with all amendments thereto, is on file in the principal business office of the Trust, provides that the name "Gradison-McDonald Municipal Custodian Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Gradison-McDonald Municipal Custodian Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Gradison-McDonald Municipal Custodian Trust but the Trust Property only shall be liable.


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